Exhibit 6.2

THE GOOD EARTH ORGANICS, INC.

CONVERTIBLE SUBORDINATED NOTE

THIS CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE 1933 ACT OR THE LAWS OF THE APPLICABLE STATE OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

Issue Date: _________________ (the “Issue Date”)

FOR VALUE RECEIVED, The Good Earth Organics, Inc., a Delaware corporation (the “Company”) promises to pay to ________________ or its permitted registered assigns (the “Holder”) on the Maturity Date, the principal sum of US$____________________ (as reduced by any prepayments of principal or conversions of principal, the “Principal Amount”), plus accrued but unpaid interest on the Principal Amount.  The “Maturity Date” of this Convertible Subordinated Note (this “Note”) is the six-year anniversary of the Issue Date first set forth above.

1. Interest. Interest shall accrue from the Issue Date upon the outstanding Principal Amount at the rate of twelve percent (12%) per annum based upon a 365 day year and shall be compounded annually.  Accrued but unpaid interest shall be due and payable by the Company on the Maturity Date.

2. Principal Amount. Subject to conversion of the Notes as provided in Section 4, the Company will pay the Principal Amount, and accrued but unpaid interest thereon, on the Maturity Date.

3. Method of Payment.  The Principal Amount of, and accrued interest under, this Note is payable in United States dollars at the address of the Holder appearing on the signature page hereof, as the same may be updated by the Holder by written notice from time to time.  Payments may be made by check to the address of the Holder or by wire transfer to an account designated by the Holder.

4. Conversion of Notes.

(a) Mandatory Conversion to Preferred Stock. Simultaneously upon the conversion of the Company’s Series A Preferred Stock into shares of Common Stock pursuant to the Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”), the entire outstanding Principal Amount, together with all accrued but unpaid interest thereon, shall without any action on the part of the Holder be automatically converted into and exchanged for shares of Series B Preferred Stock of the Company at a conversion price for each share of Series B Preferred Stock equal to One Thousand Dollars ($1,000.00) (as equitably adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations, the “Preferred Stock Conversion Price”).

(b) Mandatory Conversion to Common Stock. Upon the occurrence of a Change of Control, the entire outstanding Principal Amount, together with all accrued but unpaid interest thereon, shall without any action on the part of the Holder be automatically converted into and exchanged for shares of Common Stock of the Company at a conversion price for each share of Common Stock equal to One Dollar and Sixty-Five Cents ($1.65) (as equitably adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations, the “Common Stock Conversion Price”). In the event a Change of Control occurs prior to the third anniversary of the Issue Date of this Note, the accrued but unpaid interest on the Principal Amount to be converted shall be calculated to include the interest that would accrue for a period of thirty-six (36) months. For purposes of this Note, a “Change of Control” means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; or (iii) the sale or transfer of all or substantially all of the Company’s assets, or the exclusive license of all or substantially all of the Company’s material intellectual property; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled or converted or a combination thereof. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control.

(c) Optional Conversion to Common Stock by Holder. At any time prior to the third anniversary of the Issue Date of this Note, all or any portion of the outstanding Principal Amount, without any accrued or unpaid interest thereon, may at the election of the Holder be converted into and exchanged for shares of Common Stock of the Company at a conversion price for each share of Common Stock equal to $1.16 per share and any and all accrued but unpaid interest on such Principal Amount shall be cancelled in full. At any time following the third anniversary of the Issue Date, all or any portion of the outstanding Principal Amount, together with all accrued but unpaid interest thereon, may at the election of the Holder be converted into and exchanged for shares of Common Stock of the Company at a conversion price for each share of Common Stock equal to the Common Stock Conversion Price.

(d) Optional Conversion to Common Stock by the Company. At any time following the third anniversary of the Issue Date of this Note, provided that a Trigger Event (as defined below) has occurred, all or any portion of the outstanding Principal Amount, together with all accrued but unpaid interest thereon, may, at the election of the Company and without any action on the part of the Holder, be converted into and exchanged for shares of Common Stock of the Company at a conversion price for each share of Common Stock equal to the Common Stock Conversion Price. For purposes of this Note, a “Trigger Event” shall mean (i) a class of equity securities of the Company is listed on a public stock exchange, including the OTCQX or OTCQB, (ii) the Company has closed an underwritten public offering of a class of equity securities of the Company pursuant to an effective registration statement under the Securities Act of 1933 with gross proceeds to the Company of not less than Twelve Million Dollars ($12,000,000), (iii) the occurrence of a Change of Control of the Company or (iv) the written consent of the Holder.

(e) Adjustments to Conversion Price. The Preferred Stock Conversion Price and the Common Stock Conversion Price set forth herein shall be subject to adjustment on the same terms and conditions as set forth in Sections 4.4, 4.5, 4.6, 4.7 and 4.8 of Article Fifth, Section B, of the Restated Certificate.

(f) Conversion Mechanics. Except as provided in Section 4(c), in connection with any optional or mandatory conversion hereunder, the number of shares of stock to be issued by the Company shall be determined by dividing that portion of the Principal Amount of the Note to be converted at such time, plus interest accrued or accruing from the Issue Date to the date of conversion, by the applicable conversion price. With respect to all conversions of the Note under Section 4(c) prior to the third anniversary of the Issue Date, interest accrued or accruing from the Issue Date to the date of conversion on the Principal Amount so converted shall not be included in the amount to be converted and shall be cancelled in full. Promptly following any conversion as provided herein, the Holder shall promptly return the Note to the Company. Conversion of this Note into shares of Common Stock in an optional conversion under Section 4(c) shall be effected by surrendering the Note to be converted to the Company, together with a Notice of Conversion in the form attached to this Note as Exhibit A completed and executed by the Holder. The effective date of any optional conversion hereunder shall be the date this Note and such Notice of Conversion are both received by the Company, whether by personal delivery, mail or express courier, in each case addressed to the Chief Executive Officer of the Company at the address of the Company.  In connection with any partial conversion of the Note, the Company will promptly issue a replacement Note in the form of this Note to evidence the unconverted Principal Amount.

(g) Issuance of Shares; Fractional Shares. Upon proper conversion of the Note, the Company shall issue and, within five (5) business days after conversion of the Note, deliver to or upon the order of the Holder one or more certificates representing that number of shares of shares of stock into which the Note converted, as shall be determined in accordance herewith.  No fractional shares or scrip representing fractions of shares of shares of stock will be issued on conversion, but the number of shares of stock issuable shall be rounded to the nearest whole share (with .5 or greater being rounded up and less than .5 rounded down).

(h) Legends. Except as otherwise permitted under Section 4(a)(1) under the 1933 Act, as a result of the application of Rule 144 promulgated thereunder, shares of common stock issued upon the conversion of this Note shall be issued with the following, or a comparable, legend:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

5. Waiver of Demand and Presentment.  The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

6. Payment of Costs.  If one or more of the “Events of Default” as described in Paragraph 7 shall occur, the Company agrees to pay all costs and expenses, including reasonable attorney’s fees, which may reasonably be incurred by the Holder in collecting amount due under, or enforcing any terms of, this Note.

7. Events of Default.  If more than one of the following described “Events of Default” shall occur:

(a) The Company shall fail to pay all Principal Amount and accrued but unpaid interest on the Maturity Date; or

(b) The Company shall fail to perform or observe any other covenant, provision, condition, agreement or obligation of the Company under this Note and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

(c) The Company shall (1) admit in writing its inability to pay its debts as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

(d) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(e) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and if instituted against the Company, shall not be dismissed, stayed or bonded within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

then, or at any time thereafter, and in each and in every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), the Holder may consider this Note immediately due or payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived, anything herein or in any Note or other instruments contained to the contrary notwithstanding, and the Holder may immediately demand without expiration of any period of grace, enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.

8. Transfer Restrictions.  The Holder may, subject to compliance with the registration requirements of the 1933 Act, or exemptions therefrom, transfer, assign, mortgage or encumber all, but not less than all, of this Note to an “accredited investor” as defined in the 1933 Act that will be acquiring the Note or interest herein for its account for the purpose of investment and not with a view to or for sale in connection with any distribution hereof and, each assignee, transferee or mortgage (which may include any affiliate of the Holder) shall have the right to transfer or assign its interest subject to the same limitations.  Each such assignee, transferee and mortgagee shall have all of the rights of the Holder under this Note.  The Company may condition transfers on the receipt of (a) satisfactory evidence of compliance with the 1933 Act, and (b) a certificate from the assignee, transferee of mortgagee in a form acceptable to the Company that contains representations and warranties similar to those of the Holder contained in the Convertible Note Purchase Agreement dated as of January 7, 2022 (the “Purchase Agreement”). .

9. Covenants of the Company.  The Company covenants that until all amounts due under this Note have been paid in full, by conversion or otherwise, unless the Holder or subsequent Holder waives compliance in writing, the Company shall:

(a) at all times reserve and keep available out of its authorized but unissued restricted stock, for the purpose of effecting the conversion of this Note into shares of stock, such number of its duly authorized shares of shares of stock as shall from time to time be sufficient to effect the conversion of the outstanding Principal Amount into shares of stock.

(b) Upon receipt by the Company of evidence from the Holder reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, (i) in the case of loss, theft or destruction, upon provision of indemnity reasonably satisfactory to it and/or its transfer agent, or (ii) in the case of mutilation, upon surrender and cancellation of this Note, then the Company at its expense will execute and deliver to the Holder a new Note, dated the date of the lost, stolen, destroyed or mutilated Note, and evidencing the outstanding and unpaid Principal Amount of the lost, stolen, destroyed or mutilated Note.

10. Subordination.  The indebtedness evidenced by this Note, and the payment of the Principal Amount and interest hereon, is wholly subordinated, junior and subject in right of payment to the prior payment of all Senior Indebtedness of the Company now outstanding or hereinafter incurred. “Senior Indebtedness” means the principal of, and premium, if any, and interest on (i) all secured indebtedness of the Company for monies borrowed from banks, trust companies, insurance companies and other financial institutions for general purposes including working capital and equipment and (ii) deferrals, renewals, extensions and refundings of any such indebtedness or obligations described above. Notwithstanding the foregoing, Senior Indebtedness shall not include indebtedness of the Company evidenced by other Convertible Subordinated Notes, which shall rank equally and ratably with this Note.

11. Partial Invalidity. In the case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that its enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected impaired thereby.

12. Governing Law.  This Note and all matters arising directly or indirectly herefrom shall be governed by and construed in accordance with the laws of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

13. Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by regular mail, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company and the Holder at the respective addresses set forth in the Purchase Agreement between the Holder and the Company, or at such other addresses as the Company or Holder may designate by 10 days advance written notice to the other parties hereto.

14. Jurisdiction.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Note, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Note except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court.

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IN WITNESS WHEREOF, the Company has caused this Convertible Subordinated Note to be duly executed by an officer thereunto duly authorized.

The Good Earth Organics, Inc.

By ____________________________________

Name:

Title:

Address: 30088 Redwood Highway

Cave Junction, OR 97523

Acknowledged and Agreed:

Holder:

______________________________________________

(Name):

______________________________________________

(Signature of Duly Authorized Representative of Holder)

Address of Holder:  ______________________________________________

________________________________________________

________________________________________________

EXHIBIT A

TO

CONVERTIBLE SUBORDINATED NOTE

NOTICE OF CONVERSION

(To Be Executed by the Registered Holder in Order to Convert the Note)

The Undersigned hereby irrevocably elects to convert $                                of the Convertible Subordinated Note (the “Note”) issued by The Good Earth Organics, Inc. (the "Company") and held by the Undersigned into shares of [Series B Preferred Stock][Common Stock] of the Company according to the terms and conditions set forth in the Note, as of the date written below. If securities are to be issued to a person other than the Undersigned, the Undersigned agrees to pay all applicable transfer taxes with respect thereto and provide a legal opinion in form and substance acceptable to the Company with respect to the legality of the issuance to a person other than the Undersigned.

The Undersigned represents that the stock is being acquired for the Holder’s own account and not as a nominee for any other party. The Undersigned represents and warrants that all offers and sales by the Undersigned of the Conversion Shares shall be made pursuant to either an effective registration statement or an exemption from registration under the 1933 Act.

Holder:

______________________________________________

(Print True Legal Name):

______________________________________________

(Signature of Duly Authorized Representative of Holder)

Address of Holder:  ______________________________________________

________________________________________________

________________________________________________